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                                                                    Exhibit 5.0

                             RICHARDSON & PATEL LLP
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                  May 9, 2003

Industries International, Incorporated
4/F., Wondial Building, Keji South 6 Road
Shenzhen High-Tech Ind. Park, Shennan Road
Shenzhen, China

         Re:   Industries International, Incorporated 2003 Equity Incentive Plan
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Ladies and Gentlemen:

         We have acted as counsel to Industries International, Incorporated, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's registration statement on Form S-8 relating to 15,000,000 shares of the Company's common stock, par value $.01 (the "Shares"), which may be issued upon exercise of options or otherwise granted in connection with the Industries International, Incorporated 2003 Equity Incentive Plan (the "Plan").

         In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, were or will be legally issued, fully paid, and nonassessable under Title 7, Chapter 78 of the Nevada Revised Statutes.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                                               RICHARDSON & PATEL LLP

                                               By:  Kevin Friedmann